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                                                                 Exhibit 99.4

FOR IMMEDIATE RELEASE

CONTACTS:

LJL BIOSYSTEMS, INC.:                     MEDIA RELATIONS:

LARRY TANNENBAUM                          FRIESTEDT INTERNATIONAL
CFO AND SENIOR VICE PRESIDENT             SUSANNE FRIESTEDT
408-548-0542                              619-223-8844
Ltannenbaum@ljlbio.com                    friestintl@aol.com
----------------------                    ------------------

                     ASTRAZENECA ENTERS INTO MASTER TECHNOLOGY
                PARTNERSHIP AGREEMENT WITH LJL BIOSYSTEMS, INC.

SUNNYVALE, CA -- OCTOBER 28, 1999 -- LJL BioSystems (Nasdaq: LJLB) announced today a new program for comprehensive access to its proprietary technologies, called a Master Technology Partnership Agreement (MTPA), and execution of the first such agreement with AstraZeneca (NYSE: AZN), the UK-based pharmaceutical company. The three-year, Platinum agreement provides AstraZeneca Charnwood with access on a priority basis, to LJL's assay development services and emerging advanced technologies, such as LJL's proprietary FLARe technology.

"We are excited that AstraZeneca Charnwood has chosen to work with LJL to help their drug discovery process. As a Platinum partner, AstraZeneca Charnwood will have early, rapid, reliable and flexible access to LJL's family of products and services, including our latest innovations. We have worked closely with AstraZeneca scientists who have used LJL products for some time, and now we will work together to make this collaboration even more productive and efficient. We believe that this agreement is an example of our resolve to provide comprehensive, value-added solutions to today's drug discovery challenges," commented Lev J. Leytes, Chairman and CEO of LJL.

Martin Coldwell, Team Leader Assay Development, at AstraZeneca Charnwood, commented on the Platinum MTPA, "The performance levels of LJL's HTS products, and the professionalism and expertise of their people, has already allowed us to address several issues in our lead generation processes at AstraZeneca Charnwood. This Platinum MTPA agreement will enable us to meet the further challenges resulting from the successful formation of AstraZeneca Pharmaceuticals, and we look forward to pursuing our ambitious goals in collaboration with LJL and their exciting proprietary technologies."

Specific terms of the agreement were not disclosed, but include up-front technology access payments as well as minimum purchase orders for products and services over the life of the agreement. "Our proprietary technology and products are successfully addressing the most challenging bottlenecks of the drug discovery process. As AstraZeneca Charnwood has found, we believe that customers who want preferential and broad access to LJL's comprehensive


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solutions will find this new agreement's structure straightforward and easy to implement. It will allow scientists throughout the organization and across therapeutic areas to take full advantage of LJL's unique technology platform and proven expertise with HTS," stated Mr. Leytes.

ABOUT LJL BIOSYSTEMS, INC.

LJL BioSystems supplies infrastructure tools to pharmaceutical and biotech companies engaged in the highly competitive search for new medicines. LJL's family of proprietary products, marketed as CRITERION-TM-, consists of instruments, consumables, and services. The Company intends to establish CRITERION as the gold standard for addressing many of the key bottlenecks in drug discovery. LJL's worldwide customers include, among others, AstraZeneca, Bristol Myers Squibb, Eli Lilly and Company, Johnson and Johnson, Merck and Co., Tularik, Inc., Millennium Pharmaceuticals, Inc., DuPont Pharmaceuticals Company, Amgen, Inc., Monsanto Company, Pharmacia & Upjohn and SmithKline Beecham. LJL is headquartered in Sunnyvale, California and has a subsidiary in the United Kingdom. Additional information on LJL and CRITERION technology can be found at www.ljlbio.com

FORWARD-LOOKING STATEMENTS

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act, including statements regarding LJL's "expectations", "goals", "beliefs", "hopes", "designs", "intentions", "strategies" or the like. Such statements are subject to risks and uncertainties that could cause actual results to differ materially, including such factors, among others, as the impact of competitive products and pricing, the timely development and market acceptance of new products, concentration of HTS and Ultra-HTS markets, market conditions, the mix between domestic and international sales, manufacturing and cost of LJL's products, dependence on collaborative partners, the enforcement of intellectual property rights, and uncertainties relating to sole source suppliers, technological approaches, FDA and other regulatory approvals. These and other risk factors are discussed in LJL's Report on Form 10-K, filed March 30, 1999, Reports on Form 10-Q filed May 14, 1999 and August 16, 1999 and Form S-3 dated July 22, 1999 (see, in particular, Risk Factors and Management's Discussion and Analysis of Financial Condition and Results of Operations). LJL disclaims any intent or obligation to update these forward-looking statements. As a result of these and other factors, LJL expects to experience significant fluctuations in operating results, and there can be no assurance that LJL will become or remain consistently profitable in the future.

For information on LJL BioSystems, Inc. via fax at no cost, dial 800-PRO-INFO (+732-544-2850 outside the U.S.), ticker symbol: LJLB.


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